FARMIN AGREEMENT

DATE

PARTIES

1 **SANTOS INTERNATIONAL HOLDINGS PTY LTD** ACN 57 057 585 869 of 91 King William Street, Adelaide South Australia ("**Santos**"); and

2 **DWM PETROLEUM AG** of Bahnhofstraße 9, Barr, Switzerland ("**DWM**").

RECITALS

A DWM is the legal and beneficial owner of 90% of the issued share capital of South Petroleum JSC ("**South Petroleum**").

B Kyrgyzneftegas JSC, a company owned by the government of the Kyrgyz Republic, is the legal and beneficial owner of the remaining 10% of the issued share capital of South Petroleum.

C South Petroleum is the legal and beneficial owner of the Licences.

D By a memorandum of agreement dated 24 April 2006, DWM agreed to sell to Santos International Operations Pty Ltd ("**SIO**") a 70% interest in South Petroleum in return for:

(a) an upfront payment of US$4,000,000;

(b) the issue to DWM of shares in Santos Limited with a market value of US$1,000,000; and

(c) SIO agreeing to fund the performance of certain petroleum exploration and appraisal activities in the Subject Area.

E The parties are now entering into this agreement to set out in detail the terms on which SIO's related body corporate, Santos, is to acquire a 70% interest in South Petroleum by way of a transfer of the Sale Shares to Santos.

OPERATIVE PART

1 Definitions and Interpretation

1.1 Definitions

In this agreement (including the Recitals), unless the context otherwise requires:

"**Business Day**" means a day other than a Saturday, Sunday or public holiday in Adelaide, South Australia or Baar, Switzerland.

"**Claims**" against any person, means any claim, action, proceeding or demand brought or made against that person, and any cost, expense, loss or liability incurred, or suffered by, or recovered against, that person, however arising (whether or not presently ascertained, immediate, future or contingent).

"**Completion**" means the performance by the parties of the obligations assumed by them respectively and which are required to be performed on the Completion Date under clause 4.

"**Completion Date**" means the date which is 2 Business Days after the day which the conditions in clause 2.1 are satisfied or waived (or any other date agreed to in writing by the parties).

"**Dangerous Substance**" means any natural or artificial substance capable of causing harm to humans or any other living organism supported by the environment, or of damaging the environment or public health, including any controlled, special, hazardous, toxic or dangerous waste.

"**Encumbrance**" means any caveat, charging order, equity interest, writ of execution, right of set-off, lease, licence to use or occupy, any other adverse right or interest of any nature, any Security Interest and any agreement to create any of them or allow any of them to exist.

"**Kyrgyzstan Authorities**" means:

(a) a government department or other body; or

(b) a governmental, semi-governmental or judicial person,

charged with the administration of the Petroleum Legislation or responsible for the regulation of petroleum exploration and production activities (including any environmental protection agencies) in Kyrgyzstan.

"**Licences**" means the Subject Licences and all other petroleum prospecting licences granted under the Petroleum Legislation to South Petroleum on or before the Completion Date.

"**Material Adverse Effect**" means a material adverse effect on the financial condition, operations or prospects of South Petroleum when compared to what its financial condition, operations or prospects would be if the warranty were true.

"**Petroleum Legislation**" means the law of the Kyrgyz Republic "On Subsoil", law of the Kyrgyz Republic "On Oil and Gas", the law of the Kyrgyz Republic "On Licensing", as well as other laws, regulations and decrees that might apply to the Licences and the Subject Area Operations.

"**Phase 1 Work Period**" means the period commencing on the Completion Date and (subject to clause 8) expiring on the date that is 36 months after the Completion Date (or such earlier date as Santos completes the Phase 1 Work Program).

"**Phase 1 Work Program**" means the Subject Area Operations referred to in clause 5.1(b).

"**Phase 2 Work Period**" means the period commencing on the day after the day on which the Phase 1 Work Period ends and expiring on the first to occur of:

(a) the date that Santos withdraws from this agreement under clause 5.45; or

(b) the date on which Santos completes the Phase 2 Work Program.

"**Phase 2 Work Program**" means the Subject Area Operations referred to in clause 5.2(b).

"**related body corporate**" has the meaning ascribed to that term in the Corporations Act (Cth) 2001.

"**Sale Shares**" means that number of Shares as equates to 70% of the issued share capital of South Petroleum as at the Completion Date.

"**Santos Shares**" means the fully paid ordinary shares in Santos Limited to be issued to DWM in accordance with the terms of the Subscription Agreement.

"**Security Interest**" means any bill of sale (as defined in any legislation), mortgage, charge, lien, pledge, hypothecation, title retention arrangement, trust or power, as or in effect as security for the payment of money or observance of any other obligation and any arrangement having a similar economic effect.

"**Share**" means an ordinary share in the capital of South Petroleum and "**Shares**" has the corresponding meaning.

"**Shareholders' Agreement**" means the shareholders' agreement proposed to be entered into between South Petroleum, Santos and DWM, which agreement will govern their respective rights and obligations in relation to the affairs of South Petroleum and shall incorporate the principles set out in Schedule 6.

"**Shareholders Interest**" means, in relation to a party, the amount (expressed as a percentage) that the number of Shares held by that party bears to the total number of issued Shares.

"**Subject Area**" means the area the subject of the Licences from time to time.

"**Subject Area Contracts**" means all of the contracts, arrangements and understandings which have been agreed between South Petroleum or DWM on the one hand and the Kyrgyz Republic and/or the Kyrgyzstan Authorities on the other hand in connection with the carrying on of petroleum exploration and production activities in the Subject Area.

"**Subject Area Operations**" means petroleum exploration, appraisal, development and production operations within or in respect of the Subject Area and any related activities, including (without limitation) and clearing and expenses associated with the removal of landmines from the Licences.

"**Subject Licences**" means the following petroleum prospecting licences which have been granted to South Petroleum under the Petroleum Legislation:

(c) the Tuzluk prospecting licence;

(d) the Soh prospecting licence;

(e) the West Soh prospecting licence;

(f) the Nuashkent prospecting licence;

(g) the Nanai prospecting licence; and

(h) the Arkit prospecting licence,

a copy of each of which licences are set out in Schedule 2.

"**Subscription Agreement**" means an agreement between Santos Limited and DWM in the form of, or substantially similar to the form of, Schedule 4.

"**US$**" means the currency of the United States of America.

"**Work Periods**" means the Phase 1 Work Period and the Phase 2 Work Period.

"**Work Product**" means the product of any work under the Phase 1 Work Program or Phase 2 Work Program including without limitation collected data, any report, analysis, study, survey or valuation.

1.2 Interpretation

In this agreement, unless a contrary intention appears:

(a) words or expressions given meaning in the recitals have the same meaning in the body of this agreement;

(b) words or expressions importing the singular include the plural and vice versa;

(c) words or expressions importing a gender include the other gender;

(d) words or expressions denoting individuals include corporations, firms, unincorporated bodies, government authorities and instrumentalities;

(e) a reference to a party includes that party's successors and permitted assigns;

(f) if a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party, an obligation of those persons is joint and several, a right of those persons is held by each of them separately, and any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately;

(g) where a word or expression is defined or given meaning, another grammatical form has a corresponding meaning;

(h) any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this document;

(i) a reference to this agreement or another document includes that document as amended, varied, novated, supplemented or replaced from time to time;

(j) a reference to legislation or a provision of legislation includes:

(i) all regulations, orders or instruments issued under the legislation or provision; and

(ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(k) any recitals, schedule or annexure form part of this document and have effect as if set out in full in the body of this agreement; and

(l) where an act would be required to be done, or a time limit or period would expire, on a day which is not a Business Day, the act must be done, or the limit or period will expire, on the following Business Day.

2 Conditions

2.1 Conditions

This agreement (except for clauses 1, 6, 11, 14 and this clause 2) is conditional on the satisfaction of the following conditions:

(a) the obtaining of all necessary consents and approvals under the laws of the Kyrgyz Republic (including the Petroleum Legislation) to the transactions evidenced in this agreement;

(b) the obtaining of the written consent of Kyrgyzneftegas JSC to the transfer of the Sale Shares from DWM to Santos and confirmation that it has waived all preferential rights it may have over the Sale Shares under South Petroleum's Charter;

(c) there being, in the reasonable opinion of Santos, no material breach of any of the obligations under clause 6 or any of the warranties set out in clause 9, clause 11 and Schedule 2, nor any matter or thing arising or becoming known to or notified to Santos which is, in the reasonable opinion of Santos, inconsistent with any of those warranties in any material respect;

(d) the parties conducting an environmental audit of the Subject Area to identify any environmental damage or contamination which relates to activities undertaken in the Subject Area before the Licences were granted to South Petroleum;

(e) the parties executing the Shareholder's Agreement;

(f) DWM procuring that immediately prior to Completion all amounts owing by South Petroleum to DWM, KNG or any other third party are repaid, forgiven or otherwise discharged in full; and

(g) the sale and purchase of the Sale Shares not being in breach of any law, order or administrative direction.

2.2 Best Endeavours

The parties must use their respective best endeavours to cause or procure satisfaction of the conditions set out in clauses 2.1(a), (b), (d), (e) and (f).

2.3 Waiver

Each of the conditions in clause 2.1 is for the benefit of Santos and may only be waived by Santos by written notice to the other parties.

2.4 Termination

If:

(a) any condition set out in clause 2.1 is not satisfied or waived on or before the date which is 2 months after the date of this agreement (or such other date as agreed by the parties); or

(b) if any consent or approval required under clause 2.1(a) is granted within that period on terms which Santos reasonably considers unacceptable and Santos provides notice to that effect to DWM,

then Santos may terminate this agreement without incurring any liability (except for antecedent breaches) by giving 5 Business Days notice to DWM, in which case this agreement will terminate at the end of that 5 Business Day period unless all the conditions have been satisfied or waived in the meantime.

3 Sale and Purchase

3.1 Sale and Purchase

DWM agrees to sell and transfer to Santos, and Santos agrees to purchase and accept the transfer of, the Sale Shares on the terms and conditions set out in this agreement.

3.2 Consideration for Shares

The total consideration payable for the Sale Shares comprises:

(a) the amount payable by Santos under clause 4.3(a);

(b) the agreement of Santos under clause 5.1 to carry out and complete or procure the carrying out and completion of the Phase 1 Work Program;

(c) (subject to Santos not electing to withdraw under clause 5.6) the agreement of Santos under clause 5.2 to carry out and complete, or procure the carrying out and completion of, the Phase 2 Work Program; and

(d) the issue of the Santos Shares to DWM pursuant to the Subscription Agreement.

3.3 Property in Shares

On Completion, property and title to the Sale Shares will pass to Santos free from all Encumbrances.

4 Completion

4.1 Time and Place

Completion of the sale and purchase of the Sale Shares will take place on the Completion Date at such time and place agreed by the parties.

4.2 DWM's Obligations

On the Completion Date, DWM will:

(a) deliver to Santos a properly executed transfer of the Sale Shares in registrable form;

(b) deliver to Santos the share certificates for the Sale Shares and any other consents which Santos requires to obtain registration of the transfers of the Sale Shares; and

(c) deliver to Santos an executed counterpart of the circular resolution set out in Schedule 5, (or similar such document) under which the directors of South Petroleum resolve on the Completion Date to:

(i) approve the transfer of the Sale Shares and the registration of them;

(ii) appoint the nominee of Santos who has consented to act as a director of South Petroleum (if any).

4.3 Santos' Obligations

On the Completion Date, subject to DWM complying with clause 4.2, Santos will:

(a) pay DWM the sum of US$4,000,000 (by way of bank cheque or electronic funds transfer to whatever bank account DWM may nominate);

(b) deliver to DWM the Subscription Agreement duly executed by Santos Limited;

(c) cause an instrument of consent to be completed and delivered to allow South Petroleum's directors to pass the resolutions required in clause 4.2(c); and

(d) accept the instruments of transfer of the Sale Shares from DWM.

4.4 Santos' Notice to Complete

If DWM fails to perform any of its obligations at Completion on the Completion Date and Santos is ready, willing and able to perform its obligations, then Santos need not perform its obligations at Completion and may give DWM written notice setting a new date for Completion (which must be a Business Day not less than 2 Business Days, nor more than 5 Business Days, after the date then scheduled for Completion).

4.5 DWM's Notice to Complete

If Santos fails to perform any of its obligations at Completion on the Completion Date and DWM is ready, willing and able to perform its obligations, then DWM need not perform its obligations at Completion and may give Santos written notice setting a new date for Completion (which must be a Business Day not less than 2 Business Days, nor more than 5 Business Days, after the date then scheduled for Completion).

4.6 Failure to Complete

If any of Santos or DWM do not perform their obligations on the new date scheduled for Completion pursuant to the previous clauses the other party may terminate this agreement.

5 Subject Area Work Obligations

5.1 Phase 1 Work Program

(a) In part consideration of DWM agreeing to transfer to Santos the Sale Shares, Santos will carry out and complete or will procure the carrying out and completion of, at its sole cost, the Phase 1 Work Program during the Phase 1 Work Period.

(b) The Phase 1 Work Program will comprise the following Subject Area Operations:

(i) the undertaking of geological studies (which studies will involve an estimated expenditure of US$500,000);

(ii) subject to the availability and quality of original data, the reprocessing of up to 5,000 kilometres of 2D seismic (this reprocessing will involve an estimated expenditure of US$1,000,000); and

(iii) at the election of Santos, the acquisition and processing of either:

(A) 1,000 kilometres of 2D seismic; or

(B) a combination of 2D seismic and 3D seismic, the total cost of which would be equivalent to the total cost of acquiring and processing 1,000 kilometres of 2D seismic,

up to a maximum expenditure of US$10,000,000 (with Santos having the right to deduct those seismic acquisition and processing costs above US$10,000,000 from the maximum expenditure caps provided for in clause 5.2(b)).

(c) The parties acknowledge that the general administration and office overhead costs that will be incurred by Santos in undertaking the Phase 1 Work Program is estimated to amount to US$1,000,000 per year.

(d) Santos will:

(i) commence the onground geological studies within 4 months after the Completion Date;

(ii) use its best endeavours to commence the shooting of the seismic referred to in paragraph (b)(iii) above within 6 months after the Completion Date; and

(iii) use its best endeavours to complete the acquisition and processing of that seismic within 2 years from the Completion Date.

5.2 Phase 2 Work Program

(a) In further consideration of DWM agreeing to transfer to Santos the Sale Shares, Santos will (subject to its right of withdrawal under clause 5.6) carry out and complete, or will procure the carrying out and completion of, at its sole cost, of the Phase 2 Work Program during the Phase 2 Work Period.

(b) The Phase 2 Work Program will comprise the following Subject Area Operations:

(i) the drilling of 3 exploration wells in the Subject Area to a maximum expenditure of US$7,000,000 per well; and

(ii) the drilling of 3 appraisal wells in the Subject Area to a maximum expenditure of US$7,000,000 per well.

(c) Santos will consult with, and endeavour to reach agreement with, DWM on the location of the wells to be drilled pursuant to the Phase 2 Work Program. In the event that the parties are unable to agree on any such location, Santos will have the right to determine that location.

(d) Santos will use its best endeavours to:

(i) commence the drilling of the first exploration well in the Phase 2 Work Program as soon as practicable after the commencement of Phase 2 Work Period (and in any event by no later than 12 months after that commencement); and

(ii) commence the drilling of the second exploration well in the Phase 2 Work Program by not later than 12 months following the completion of the drilling of the first exploration well.

(e) The parties acknowledge that the general administration and office overhead costs that will be incurred by Santos in undertaking the Phase 2 Work Program is estimated to amount to US$1,000,000 per year.

5.3 Conduct of Subject Area Operations

(a) DWM acknowledges that Santos (or, at its election, one of its related bodies corporate) will have the exclusive day to day conduct and management of all Subject Area Operations carried out during the Work Periods pursuant to the rights afforded to Santos under this agreement and the Shareholders Agreement. For the avoidance of doubt, the parties acknowledge that Santos will, for the purposes of this agreement, be deemed to have completed:

(i) the work obligations referred to in clause 5.1(b)(iii) by either completing (or procuring the completion of) the operations described in that clause or expending the aggregate estimated amount referred to in that clause (whichever first occurs);

(ii) each of the drilling commitments set out in clause 5.2(b) by either completing (or procuring the completion of) the individual wells or expending an aggregate amount of US$7,000,000 per well, whichever first occurs. If, however, a particular well has exceeded US$7,000,000 in costs before it is completed, and Santos elects (at its sole discretion) to proceed to complete the well, then any costs in excess of US$7,000,000 will be applied to the cost of the next drilling commitment under clause 5.2(b) in determining whether that commitment has been met in accordance with this clause 5.3(a)(ii).

(b) DWM further acknowledges that the liability of Santos and South Petroleum to one another during the carrying out of Subject Area Operations during the Work Periods will be in accordance with Items W and X of the Shareholders Agreement Principles set out in Schedule 6.

5.4 Work Program Reports

Each calendar quarter, Santos shall provide a written report to DWM setting out, amongst other things, the progress of the work program, and any finding, study, investigation, analysis, drilling report, consulting report and collected data.

5.5 Ownership of Work Product

Santos acknowledges that Work Product created or obtained during the Phase 1 Work Program and the Phase 2 Work Program will be made available to South Petroleum for its own use, absolutely.

5.6 Right of Withdrawal

(a) Santos may in its absolute discretion:

(i) within 60 days after the completion of the Phase 1 Work Program; or

(ii) within 60 days after the completion of the drilling of the second exploration well in the Phase 2 Work Period,

elect to withdraw from this agreement by giving notice to that effect to DWM.

(b) In the event that Santos issues a notice of withdrawal pursuant to paragraph (a) above, then:

(i) Santos will have no right to recover from DWM or South Petroleum any moneys expended by Santos under this agreement, including (without limitation) any expenditure made on account of carrying out the Phase 1 and Phase 2 Work Programs;

(ii) Santos will, at its expense, do all things necessary to transfer the Sale Shares to DWM (or its nominee) for no monetary consideration; and

(iii) neither Santos nor DWM will have any further rights, obligations or liabilities under this agreement except for any rights which accrued to any party prior to the date of that notice.

6 DWM's Pre-Completion Obligations

6.1 Positive Obligations

DWM must, in the period prior to Completion, ensure that:

(a) all correspondence and information which South Petroleum receives from the Kyrgyzstan Authorities in relation to the Licences or the Subject Area is promptly made available to Santos;

(b) South Petroleum complies with and performs all obligations imposed by the Petroleum Legislation in relation to the Licences and otherwise do all things which are necessary to keep the Licences valid and in good standing;

(c) if any Licence is due to expire, South Petroleum submits (by no later than the time required under the Petroleum Legislation) a written application to the Kyrgyzstan Authorities which seeks an extension of the term of, or a renewal of, that Licence; and

(d) if South Petroleum is required to relinquish a portion of the area of a Licence as part of any extension or renewal application, the area to be relinquished will be determined in consultation with Santos.

6.2 Prohibitions

Until Completion DWM must not, and must not permit South Petroleum to:

(a) increase, reduce or otherwise alter South Petroleum's share capital or grant any options for the issue of Shares or other securities (except as otherwise disclosed to Santos prior to the date of this document);

(b) make or declare a dividend payment, distribution or revaluation of South Petroleum's assets (except as otherwise disclosed to Santos in writing prior to the date of this agreement);

(c) buy back any of the Shares;

(d) lend any moneys (except for bank deposits) or obtain any financial accommodation;

(e) acquire or agree to acquire any freehold or leasehold property;

(f) transfer, or otherwise dispose of, or grant an Encumbrance over the assets of South Petroleum or any part of them, or agree to do any of those things;

(g) pass any resolution of South Petroleum's members or make any alterations to South Petroleum's constitution (except for any resolution or alteration necessary to effect the sale of the Shares or otherwise first disclosed to Santos prior to the date of this agreement).

7 Shareholders' Agreement

7.1 Shareholders' Agreement

(a) Upon the execution of this Agreement, Santos will deliver to DWM a draft of the Shareholders' Agreement and thereafter Santos and DWM will each diligently negotiate the terms of that agreement with all due expedition.

(b) Once the parties have agreed to the terms of the Shareholders' Agreement, they will promptly do all things and take all steps necessary to execute that agreement on those terms.

7.2 Acknowledgments

The parties agree and acknowledge that:

(a) the Shareholders' Agreement will incorporate terms which give effect to the principles set out in Schedule 6; and

(b) upon the Shareholders' Agreement being executed, those provisions of it which regulate:

(i) the carrying out of petroleum exploration and production activities, and

(ii) all decision making, approval and expenditure procedures in connection with those activities,

will not apply during the Work Periods (it being the intention of the parties that Santos will have the sole and exclusive right to control and fund the Subject Area Operations during the Work Periods).

8 Extension of Work Periods

8.1 Effect of Force Majeure Event

Where Santos or its related body corporate is prevented or delayed from carrying out a Subject Area Operation during a Work Period by reason of a Force Majeure Event then, provided Santos has complied with clause 8.2, the period of that Work Period will be extended by the period of time which the carrying out of that Subject Area Operation was prevented or delayed by the Force Majeure Event.

8.2 Santos' Obligations

Where Santos or its related body corporate is, by reason of a Force Majeure Event, prevented or delayed from carrying out a Subject Area Operation, Santos must:

(a) give written notice to the other parties as soon as possible stating:

(i) reasonably full particulars of the Force Majeure Event;

(ii) the date of commencement of the Force Majeure Event and an estimate of the period of time required to enable it to resume full performance of the relevant Subject Area Operation;

(b) use reasonable diligence and employ all reasonable means to remedy or abate the Force Majeure Event as expeditiously as possible;

(c) notify the other parties when the Force Majeure Event has terminated or abated to an extent which permits resumption of performance to occur.

8.3 Force Majeure Definition

For the purposes of this clause, a "**Force Majeure Event**" means any event or circumstance not within the reasonable control of Santos or its related body corporate, and which by the exercise of reasonable care Santos or its related body corporate is not able to prevent or overcome.

9 DWM's Warranties

9.1 DWM's Warranties

DWM warrants and represents to Santos that:

(a) DWM has the necessary power and authority, and all necessary corporate and other action has been taken to enable it, to enter into and perform its obligations under this agreement;

(b) DWM will duly and punctually perform and discharge all of the obligations imposed upon it under this agreement; and

(c) each of the warranties set out in Schedule 2 is accurate and is not false or misleading in any material respect as at the date of this agreement and will be accurate and not false or misleading in any material respect at the Completion Date (except any warranty that is intended to be given at a different time).

9.2 Indemnity

DWM will indemnify Santos and keep Santos indemnified against all liability, costs, losses and damage which Santos suffers or incurs as a result of the breach of any representation or warranty contained in clause 9.1.

9.3 Threshold for Claims

Santos will not make a Claim against DWM in relation to a breach of a warranty in Schedule 2 unless the total amount claimed is at least $25,000.

10 Santos' Warranties

10.1 Representations and Warranties

Santos represents and warrants to DWM that:

(a) Santos has the necessary power and authority, and all necessary corporate and other action has been taken to enable it, to enter into and perform its obligations under this agreement; and

(b) Santos will duly and punctually perform and discharge all of the obligations imposed upon it under this agreement.

10.2 Indemnity

Santos will indemnify and keep indemnified DWM against all liability, costs, losses and damage which DWM suffers or incurs as a result of the breach of any representation or warranty contained in clause 10.1.

11 Ethical Business Conduct

11.1 Warranty

Each party warrants that neither it nor any director, officer, employee, adviser, agent nor any other person acting for or on behalf of the party:

(a) has made or offered; or

(b) will make or offer; or

(c) has caused or will cause any third party to make or offer,

with respect to the matters which are the subject of this agreement, any payment, gift, promise or other advantage, whether directly or indirectly, including (without limitation) through affiliates or representatives (including representatives of the intended recipient), to or for the use of any person holding a legislative, administrative or judicial office (including any person exercising a public function for a public agency, a public enterprise or a public international organisation), where such payment, gift, promise or advantage would violate:

(d) the applicable laws of the country in which the activities under this Agreement are taking place;

(e) the laws of the country of incorporation of such party; or

(f) the principles described in the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

11.2 Indemnity

Each party must indemnify and keep indemnified the other party from and against any and all Claims arising from or related to any breach by such first party of the warranty contained in clause 11.1. Such indemnity obligation will survive termination or expiration of this agreement.

12 Default and Termination

12.1 Failure by Santos to Complete Phase 1 Work Program

If Santos fails to complete or fails to procure that a related body corporate completes the Phase 1 Work Program during the Phase 1 Work Period then DWM may, forthwith upon becoming aware of such failure, give notice to Santos specifying that failure or breach and requiring that it be remedied.

12.2 Failure to Remedy

If, within 60 days of receipt of the notice under clause 12.1, Santos does not or its related body corporate does not either:

(a) remedy the specified failure or breach to the satisfaction of DWM; or

(b) reach agreement with DWM for the undertaking by Santos of alternative arrangements,

DWM will be entitled to terminate this agreement by notice to Santos of its intention to do so. Such termination will be without prejudice to any rights of the parties arising or occurring before the date of termination and (except for clause 12.3 and as otherwise expressly provided in this agreement) all obligations under this agreement of Santos after the date of termination will cease and be of no further effect.

12.3 Effect of Termination

If this agreement is terminated pursuant to clause 12.2, Santos will:

(a) have no rights to recover from DWM any moneys expended by Santos under this agreement, including (without limitation), such amounts (if any) as may have been contributed by Santos on account of the Subject Area Operations prior to the time of such termination; and

(b) Santos will, at its expense, do all things necessary to transfer the Sale Shares to DWM (or its nominee) for no monetary consideration.

12.4 Default by DWM

(a) If DWM commits a material breach of this agreement and such breach is incapable of remedy, or such breach is capable of remedy and DWM has failed to remedy the breach within 60 days of receiving notice from Santos requiring it to do so, then Santos may terminate this agreement by written notice to DWM.

(b) Termination under this clause 12.4 does not affect the other accrued rights of the parties as at the date of termination.

13 Goods and Services Tax (GST) & Value Added Tax (VAT)

13.1 GST Gross-Up

If a party (the "**supplier**") is required to pay GST in respect of a supply made under or in connection with (including by reason of a breach of) this document, the recipient of the supply must (in addition to any other payment for, or in connection with, the supply) pay to the supplier an amount equal to the consideration payable for the taxable supply multiplied by the rate of GST ("**GST gross-up**").

13.2 GST Invoice

If a GST gross-up is payable, then the supplier must give the recipient a tax invoice for the supply.

13.3 Payment

Provided a tax invoice has been given, the GST gross-up must be paid by the recipient:

(a) if any monetary consideration is payable for the supply, at the same time and in the same manner as such monetary consideration;

(b) if no monetary consideration is payable for the supply within 10 Business Days after the day on which the tax invoice is given.

13.4 Reimbursements

If any payment to be made to a party under or in connection with this document is a reimbursement or indemnification of an expense or other liability incurred or to be incurred by that party, then the amount of the payment must be reduced by the amount of any input tax credit to which that party is entitled for that expense or other liability, such reduction to be effected before any increase in accordance with clause 13.1.

13.5 Adjustments

If an adjustment event has occurred in respect of a supply made under or in connection with this document, any party that becomes aware of the occurrence of that adjustment event must notify the other party as soon as practicable, and the parties agree to take whatever steps are necessary (including to issue an adjustment note), and to make whatever adjustments are required, to ensure that any GST or additional GST on that supply, or any refund of GST (or part thereof), is paid no later than 20 Business Days after the supplier first becomes aware that the adjustment event has occurred.

13.6 Definitions

(a) Terms used in this clause 13 which are defined in the *A New Tax System (Goods and Services Tax) Act 1999 (Cth)* have the meaning given to them in that Act.

(b) In this clause, a reference to a payment includes any payment of money and any form of consideration other than payment of money.

(c) In this document, all references to payments and obligations to make payments, including all references to compensation (including by way of reimbursement or indemnity), are, but for the operation of this clause, exclusive of GST.

13.7 VAT

The parties acknowledge that the amount of each expenditure obligation to which Santos is subject under clause 5 is inclusive of all value added tax that is payable under the laws of Kyrgyzstan.

14 Miscellaneous

14.1 No Waiver

A party waives a right under this agreement only by written notice that it waives that right. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given.

14.2 Severance

If a provision of this agreement would, but for this clause, be unenforceable:

(a) the provision will be read down to the extent necessary to avoid that result; and

(b) if the provision cannot be read down to that extent, it will be severed without affecting the validity and enforceability of the remainder of this agreement.

14.3 About This Document

(a) This agreement records the entire agreement between the parties as to its subject matter. It supersedes all prior contracts, obligations, representations, conduct and understandings. The agreement recorded in this document is immediately enforceable, subject to its own express terms.

(b) This agreement may be amended only by written agreement of all parties.

(c) This agreement may be executed in any number of counterparts, and by the parties in separate counterparts, but is not effective until each party has executed at least one counterpart.

(d) Each counterpart of this agreement constitutes an original of this document but the counterparts together constitute one and the same instrument.

14.4 Governing Law and Jurisdiction

(a) The laws of South Australia govern this agreement.

(b) Each party irrevocably submits to the non-exclusive jurisdiction of the courts of South Australia.

(c) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d) Each party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason

including the service of notice, attachment before judgment, attachment in aid of execution or execution.

14.5 Confidentiality

(a) Subject to clause 14.5(b), a party must not use or disclose Confidential Information except:

(i) in the proper performance of this document;

(ii) a disclosure to such of the officers, employees and advisers of the party as have a legitimate interest in the Confidential Information to be disclosed to them;

(iii) as may be required by applicable law (in which case, prior to disclosure, the party must consult with the other parties about the form and content of such disclosure); or

(iv) as the other parties may agree in writing.

(b) If a party proposes a public or private offering of its share capital or proposes to sell or otherwise dispose of its shares in South Petroleum, it must consult with the other party with respect to any Confidential Information it intends to disclose to any prospective purchaser of such shares and must not disclose such Confidential Information without the other party's written consent. Such written consent shall not be unreasonably withheld and delivered within 2 clear Business Days of the receipt of a written request. If a party fails to respond to a written request for a written consent within 2 clear Business Days of the request, then such consent shall be deemed to be delivered,.

(c) In this clause, "**Confidential Information**" means:

(i) the contents and subject matter of this agreement;

(ii) the conditions of the Licences;

(iii) the Subject Area Contracts; and

(iv) all data, records, reports and other information coming to a party by virtue of being a party to this agreement,

except so far as that information is then in the public domain other than as a result of a breach by the party of this document.

14.6 Costs

A party will bear its own costs in relation to the negotiation, preparation and execution of this agreement and any further document required. However, unless this document otherwise provides, the cost of performing an obligation will be borne by the party concerned.

14.7 Further Acts

The parties must do all things reasonably required to facilitate the performance of the transactions contemplated by this agreement.

14.8 Assignment

(a) A party may not assign its rights under this document except with the prior written consent of each other party (such consent not to be unreasonably withheld or delayed) and any purported assignment in contravention of this provision is void at the option of any other party.

(b) Despite paragraph (a) above, Santos may at any time without the consent of DWM assign the whole or any part of its rights and obligations under this agreement to a related body corporate subject to the following conditions:

(i) Santos must notify DWM in advance of the name of the intending assignee; and

(ii) the assignee has entered into a valid and effective deed of covenant with DWM to be bound by the terms of this agreement to the extent that they apply to Santos.

14.9 No Merger

The rights and obligations of the parties will not merge on completion of any transaction under this document. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

14.10 Survival of Certain Provisions

(a) Clauses 13 (GST), 14.5 (Confidentiality), 11 (Ethical Business Conduct) and this clause 14.10 will survive rescission, termination or expiration of this agreement.

(b) If this agreement is rescinded or terminated, no party will be liable to any other party except:

(i) under the clauses referred to in clause 14.10(a); or

(ii) in respect of any breach of this agreement occurring before rescission, termination or expiration of this document.

14.11 Warranty of Authority

Each person who executes this agreement on behalf of a party under a power of attorney declares and warrants that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

14.12 Indemnities

Unless expressly provided otherwise:

(a) each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this document;

(b) it is not necessary for a party to incur expense or make any payment before enforcing a right of indemnity conferred by this document; and

(c) the making of a claim by a party under an indemnity contained in this document in respect of a particular event does not preclude that party from subsequently making further claims under that indemnity in respect of any further loss arising out of the same event for which it has not previously been indemnified.

15 Notices

15.1 How to Give Notices

A notice in connection with this document will be:

(a) in writing in English;

(b) signed by the party or its agent; and

(c) given to the recipient either by hand delivery, pre-paid mail, facsimile transmission, email or in a manner permitted by legislation, in each case addressed in the manner relevantly described in Schedule 1.

15.2 Change of Details

(a) A party may at any time change any of the details set out in Schedule 1 by not less than 5 Business Days notice to each other party.

(b) If details are so changed, this clause applies as if those changed details were set out in Schedule 1.

15.3 Proof of Notices

(a) Proof of posting by pre-paid mail of a notice in accordance with this clause is proof of receipt of such notice on the third clear Business Day after posting.

(b) Proof of transmission by facsimile of a notice in accordance with this clause is proof of receipt on the date of transmission, but if a transmission is not made on a Business Day or not made before 4.00 pm, then it is proof of receipt at 10.00 am on the next Business Day after transmission.

(c) Unless proved to the contrary, proof of transmission by email of a notice in accordance with this clause is proof of receipt on the date of transmission, but if a transmission is not made on a Business Day or not made before 4.00 pm, then it is proof of receipt at 10.00 am on the next Business Day after transmission. Proof of transmission by email of a notice in accordance with this clause is proof of receipt on the date the recipient sends a receipt of the transmission.

EXECUTED as an agreement.

SIGNED for and on behalf of **SANTOS INTERNATIONAL HOLDINGS PTY LTD** by its attorney under a Power of Attorney dated 4 / 10 /2006 in the presence of:)

....

....
Signature of Witness

ALEXANDER BECKER
....
Name of Witness
(BLOCK LETTERS)

THE COMMON SEAL of **DWM PETROLEUM AG** was affixed in accordance with its constitution:)

DWM PETROLEUM AG

....
Signature of Authorised Person

CEO & CHAIRMAN
....
Office Held

HEINZ J. SCHOLZ
....
Name of Authorised Person
(BLOCK LETTERS)

....
Signature of Authorised Person

CFO
....
Office Held

Peter-Mark Vogel
....
Name of Authorised Person
(BLOCK LETTERS)

Schedule 1 - Notices

Name:	**Santos International Holdings Pty Ltd**
Address:	91 King William Street
	ADELAIDE SA 5000
Attention:	Company Secretary
Facsimile:	(08) 8224 7740

Name:	**DWM Petroleum AG**
Address:	Bahnhofstr. 9, CH-6341 Baar, Switzerland
Attention:	Company Secretary
	cc: Michael J. Velletta Velletta & Company 4th Floor – 931 Fort Street Victoria, BC V8V 3K3 Canada
Facsimile:	**+1 250 383 1922**

Schedule 2 - Warranties

In this Schedule, a reference to the "**Disclosure Material**" is a reference to the information provided by or on behalf of DWM to Santos prior to the date of this agreement.

1 Accuracy of Information

1.1 Information

None of the information disclosed to Santos by DWM in respect of South Petroleum has been untrue or incorrect in any material respect or misleading or incomplete in any material respect.

1.2 Copies of Documents

All copies of documents given to Santos by DWM concerning South Petroleum and the Licences are true copies.

1.3 Material Information

DWM has disclosed to Santos all information that would reasonably be regarded as material concerning South Petroleum and the Licences.

2 Title and Share Capital

2.1 Title

(a) As at the date of this agreement, DWM will be the sole legal and beneficial owner of all of the Sale Shares, free and clear of any Encumbrance.

(b) On Completion, Santos will acquire the full beneficial ownership of the Sale Shares, free and clear of any Encumbrance or claim of any person, and have a right to be registered as the legal owner of the Sale Shares.

2.2 Sale Shares

(a) The Shares have been validly allotted and issued and are fully paid and no moneys are owing in respect of them.

(b) None of the Sale Shares have been issued or transferred in violation of any pre-emptive or similar rights of any member or former member of the Company or of the terms of any agreement by which the Company or DWM is bound.

2.3 Call options

No person has any right to call for the present or future issue or transfer of any share, stock or debenture in or of South Petroleum.

3 Structure

South Petroleum:

(a) is not the holder or beneficial owner of any shares or other capital in any body corporate (whether incorporated or not);

(b) is not a member of any partnership or other unincorporated association (other than a recognised trade association); and

(c) is not the manager, trustee or representative of any trust.

4 Licences and Compliance with Petroleum Legislation

4.1 Licences

(d) The Licences held by South Petroleum as at the Completion Date will include the Subject Licences.

(e) Each of the Licences is legally and beneficially owned by South Petroleum which holds an absolute legal interest, free and clear of any Encumbrance.

(f) All of the Licences are free of all mortgages, charges, liens and other encumbrances other than:

(i) encumbrances acknowledged and agreed to in writing by Santos; and

(ii) royalties and encumbrances necessarily imposed by the Petroleum Legislation.

(g) To the best of DWM's knowledge, information and belief (after having made due enquiry), all of the Licences are valid and in good standing and all obligations imposed by the Petroleum Legislation in relation to them been duly performed and complied with.

4.2 Compliance with Petroleum Legislation

To the best of DWM's knowledge, information and belief (after having made due enquiry), South Petroleum has not been in breach of, or to have failed to comply with, the Petroleum Legislation and all other laws (including all environmental laws), to the extent that those laws regulate the carrying out of activities in the Subject Area.

4.3 No Surrender

No part of the Subject Area has been surrendered or forfeited or is, to be best of DWM's knowledge, information and belief, subject presently to surrender or forfeiture.

4.4 No Agreements

There are no agreements, undertakings or understandings between DWM or South Petroleum on the one hand and the Kyrgyzstan Republic and/or the Kyrgyzstan Authorities on the other hand which will decrease any rights of South Petroleum under the Licences.

4.5 No Litigation

South Petroleum is not engaged in any litigation or arbitration proceedings in respect of the Licences, nor is DWM aware of any action, suit, claim or demand pending or threatened against South Petroleum in relation to the Licences.

5 Company Assets

All of the assets of South Petroleum are legally and beneficially owned by South Petroleum which holds an absolute legal interest, free and clear of any Encumbrance.

6 Financial Arrangements

6.1 Disclosure

There is no Encumbrance affecting any assets of South Petroleum.

6.2 Letters of comfort

South Petroleum has not provided any letter of comfort or made any representation or given any undertaking to any person in respect of the obligations or solvency of any other person or in support of or as an inducement to or otherwise in connection with the provision of financial accommodation, whether or not considered by South Petroleum to be legally binding.

6.3 Financial accommodation

There is no contract under which South Petroleum receives, or is entitled to receive, financial accommodation from any person.

7 Liabilities

7.1 General

Nothing relating to the period before Completion will give rise to any liability of South Petroleum after Completion other than liabilities for payment of any of the following:

(a) goods and services (including services of employees) supplied, or to be supplied, to South Petroleum in the ordinary and proper course of business;

(b) taxes arising from the ordinary and proper course of business;

(c) amounts of interest, principal and fees to the providers of financial accommodation to South Petroleum;

(d) charges and levies (not being taxes) imposed by any public authority; and

(e) any other liabilities incurred by South Petroleum in the ordinary and proper course of business.

7.2 Bills of exchange

There is no promissory note or bill of exchange outstanding which has been drawn, accepted or endorsed by South Petroleum other than cheques drawn in favour of creditors in respect of obligations incurred in relation to South Petroleum in the ordinary course of their business.

7.3 Liabilities to Others

As at the Completion Date, no amount will be owing by South Petroleum to DWM, KNG or to any other party.

8 Accounts

8.1 Statutory Accounts

The statutory accounts of South Petroleum for the period ending 31 December 2005 ("**Accounts**"):

(a) show a true and fair view of:

(i) the assets and liabilities and the state of affairs, financial position and results of each of South Petroleum as at and up to the balance date specified in those accounts; and

(ii) the profit or loss of South Petroleum for the financial period ended on the balance date specified in those accounts;

(b) provide for all other liabilities (whether quantified, contingent or otherwise) of South Petroleum at the balance date specified in those accounts; and

(c) give full particulars in the notes of all contingent liabilities and commitments and any other liabilities which cannot be quantified.

8.2 Enron Financing

South Petroleum does not have nor is it engaged in financing of a type which is not required to be shown or reflected in its financial statements.

9 Powers of Attorney

9.1 Powers of Attorney

There is no power of attorney or other authority in force by which a person is able to bind South Petroleum other than normal authorities under which officers of South Petroleum must carry out its business in the ordinary course.

9.2 Offers

No outstanding offer, tender, quotation or the like given or made by South Petroleum is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business and on terms calculated to yield a gross profit margin consistent with that usually obtained by South Petroleum.

10 Contracts and Commitments

10.1 Binding Contracts

There are no contracts to which South Petroleum is a party to other than the following:

(a) Loan Agreement with DWM Petroleum AG

(b) Rental Agreement, office Bishkek (monthly amount US$1,500 including VAT)

(c) Rental Agreement, office Jalalabad (monthly amount US$ 420)

(d) Salary commitments with SPC Employees (monthly amount US$ 2,324).

]].

10.2 Disclosure

All material contracts, agreements or understandings to which South Petroleum is a party have been disclosed in writing to Santos.

11 Employees

11.1 Compliance with law

South Petroleum has, in relation to each of its former employees, complied in all material respects with all legislation, orders, awards and codes of conduct and practice relevant to conditions of service and to the relations between it and its employees.

11.2 Industrial disputes

South Petroleum is not involved in and there are no present circumstances which are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any organisation or body of employees.

11.3 Termination of employment

No director or employee of South Petroleum has been terminated in circumstances which may give rise to a claim against South Petroleum in relation to loss of office or termination of employment (including, without limitation, redundancy) other than as disclosed in writing to Santos.

11.4 Amounts due

No amount due to or in respect of any director, employee consultant or former director, former employee or former consultant of South Petroleum is in arrears and unpaid. No director or employee or consultant will have at the Phase 1 Completion Date any entitlement of any nature that has not been disclosed to Santos.

11.5 Liability to Public Authority

South Petroleum has no outstanding undischarged liability to pay to any public authority any contribution, taxes or other impost arising in connection with the employment or engagement of personnel or contractors by South Petroleum.

11.6 No Claims

(a) There are no claims made by an employee of South Petroleum for workers' compensation which are outstanding.

(b) No event has arisen which may give rise to a claim for workers' compensation by any employee of South Petroleum or which would result in any premium payable by South Petroleum in respect of workers' compensation to be increased beyond the average rate payable by entities engaged in businesses similar to that carried on by South Petroleum.

12 Compliance with Legislation and Absence of Litigation

12.1 No contravention of legislation

(a) To the best of the knowledge, information and belief of DWM, South Petroleum has not, nor has any of their officers, agents or employees, committed or omitted to do any act or thing the commission or omission of which is in material contravention of any legislation.

(b) To the best of the knowledge, information and belief of DWM, South Petroleum has not nor has any officer, agent or employee of South Petroleum done or omitted to do an act prior to the Completion Date which contravenes any legislation in any material respect.

12.2 Disputes

Except for those Claims disclosed in the Disclosure Material:

(a) neither South Petroleum nor any person for whom South Petroleum may be vicariously liable, is or has been in the period from its incorporation, engaged in any material prosecution, litigation, arbitration proceedings or administrative or governmental investigation or challenge as plaintiff, defendant, third party or in any other capacity;

(b) there are no such matters pending or threatened in respect of which verbal or written communication has been given or received by or against South Petroleum; and

(c) there are no facts or disputes which may or might give rise to any such matters.

13 Records and Corporate Matters

13.1 Accounts and Records

The accounts, books, ledgers and financial and Records of South Petroleum ("**Books**") have been compiled and maintained by persons reasonably believed to be competent who have used their reasonable endeavours to ensure that the Books are fully and properly maintained and contain complete and accurate records of all matters required to be entered into them by any relevant legislation in all material respect.

13.2 Accounts and records

All accounts, books, ledgers and financial and all other records of South Petroleum:

(a) do not contain or reflect any material inaccuracies or discrepancies (other than as disclosed to Santos);

(b) give a true and fair view of the trading transactions, state of affairs, results, financial and contractual position and assets and liabilities of South Petroleum; and

(c) are in the possession and unqualified control of South Petroleum.

14 Taxation

14.1 Payment of tax

All taxes in respect of the period prior to and including the Completion Date:

(a) which are due and payable, have been paid by the final date for payment by South Petroleum;

(b) which are not yet payable but become payable before the Completion Date, will be paid by the due date; and

(c) which relate to the period prior to the Completion Date but do not become due and payable until after the Completion Date, will be paid by DWM to the appropriate body.

South Petroleum has not entered into any agreement or arrangement which extends the period for assessment or payment of any Taxes.

14.2 Investigations

There is no unresolved correspondence or dispute with any public authority. No other fiscal authority has at any time carried out, or is at present conducing any investigation into all or any part of the business or affairs of South Petroleum. DWM knows of no reason why any such investigation may be initiated.

15 Environmental

15.1 Environmental

There are no factors affecting any of the Subject Area that will, or would reasonably be likely to, give rise to any liability for South Petroleum:

(a) under; or
(b) arising from any act or omission of South Petroleum that is a breach of or inconsistent with its obligations under,

any environmental laws.

15.2 No Dangerous Substances

So far as DWM is aware:

(a) South Petroleum has not used, disposed of, generated or deposited any Dangerous Substance on, or transported, released or emitted any Dangerous Substance from, any part of the Subject Area; and

(b) no third party has used, disposed of, generated or deposited any Dangerous Substance on, or transported, released or emitted any Dangerous Substance from, any part of the Subject Area since South Petroleum acquired its interest in the Subject Area,

Where such actions will, or would be reasonably likely to, have a Material Adverse Effect on South Petroleum.

15.3 No contamination

So far as DWM is aware, the Subject Area is not contaminated in such a way as to empower any Kyrgyzstan Authority to issue to South Petroleum any orders, notices or directions in respect of any applicable environmental law that will, or would reasonably be likely to, have a Material Adverse Effect on South Petroleum.

15.4 No notices

There are no outstanding notices, orders, directions or declarations from or by any Kyrgyzstan Authority to South Petroleum in respect of any environmental law applicable to the Subject Area that will, or would reasonably be likely to, have a Material Adverse Effect on South Petroleum.

15.5 No limitation

The warranties provided in this Schedule 2 part 15 do not limit or otherwise restrict the remaining warranties in Schedule 2.

Schedule 3 – Subject Licences

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

**for the right to use subsoil
with the purpose of geological study
HП 213**

Issued to (full name, number of State registration and OKPO Code of the enterprise)	*Closed Joint Stock Company "South Petroleum Company"* *5330-3303-AO* *23557998*
Name of the object of subsoil use	*Arkyt area*
Kinds of mineral wealth	*Oil and gas*
Administrative location of the object	*Jalalabat oblast, Aksyi region*
Term of validity	*until August 23, 2007*

Seal
Licensor:
Director Signature **V.P. Zubkov**
August 23, 2005

Extended term: *until "_____" ____________ 20___*
Licensor: *"_____" ____________ 20___*

(The license agreement is an inalienable part of the license)
720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 2, as an essential part of license НП-213

City of Bishkek **February 7, 2006**

This License Agreement has been signed between:
State agency of geology and mineral reources under the Government of the Kyrgyz Repbulic and Closed joint stock company "South Petroleum Company" under following terms:
1. All work has to be in compliance with "Geological explorations of Oil and Gas within Arkyt license area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	y	points	X	y
1	4634000	12728000	16	4608000	13259000
2	4634000	12738000	17	4614000	13259000
3	4632000	12738000	18	4614000	13254000
4	4632000	12740000	19	4617000	13254000
5	4629000	12740000	20	4617000	12730000
6	4629000	13256000	21	4618000	12730000
7	4623000	13256000	22	4618000	12726000
8	4623000	13261000	23	4608000	12726000
9	4618000	13261000	24	4608000	12722000
10	4618000	13269000	25	4610000	12722000
11	4613000	13269000	26	4610000	12714000
12	4613000	13277000	27	4624000	12714000
13	4603000	13277000	28	4624000	12720000
14	4603000	13264000	29	4628000	12720000
15	4608000	13264000	30	4628000	12728000

3. Area - *84800* ***hectares***

4. Geological Study of Subsoil Program:

Years	Stage	minimum investment
2006-07	*seismology and geochemical explorations*	*6638 тыс. сом*

5. Restitution of Areas: Not foreseen.

6. Gratuitous hand over of geological information to the Government.

Years	Type of information handed
2006	*Geological information*
2007	*Complete geological Report.*

7. Other Terms: 1. *Other examined projects need to be presented while carrying out seismological procedures.* 2. *Revegetation needs to be applied to worked-out mountainous areas.* 3. *All primary geological documents need to be deposited to government archive once explorations have been completed.*

8. **Force majeure:** in accordance with article 3 of "Subsoil Law"

9. **Licensee**: *The shareholders of JSC "South Petroleum Company" are: "DWM Wirtschaftsmanagement AG" of Switzerland and SC "Kyrgyzneftegaz" of Jalalabat, Kyrgyzstan.*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations of subsoil usage.**

11. **This License Agreement is valid until :**

August 23, 2007

License Agreement was signed by:

Licensor:	**Licensee:**
Director of	*Director of*
Gov. Geology Agency	*JSC "South Petroleum Company"*
V. Zubkov	**V. K. Efremova**

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

for the right to use subsoil
with the purpose of geological study
НГ-100-04

Issued to (full name, number of State registration and OKPO Code of the enterprise)	*Closed Joint Stock Company "South Petroleum Company"* *5330-3303-AO* *23557998*
Name of the object of subsoil use	*Tuzluk area*
Kinds of mineral wealth	*Oil and gas*
Administrative location of the object	*Batken oblast, Laylakskiy region*
Term of validity	*until April 29, 2006*

Seal
Licensor:
Director Signature **Sh.M.Murzagaziev**
April 29, 2004

Extended term: *until "26" April 20 10*
Licensor: Signature **V.P.Zubkov**

Seal *"26" April 20 06*

(The license agreement is an inalienable part of the license)
720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 3, as an essential part of license НГ-100-04

City of Bishkek **April 26, 2006**

This License Agreement has been signed between:
State agency of geology and mineral resources under the Government of the Kyrgyz Republic and JSC "South Petroleum Company» under following terms:
1. All work has to be in compliance with "Geological explorations of Oil and Gas within Tuzluk licensed area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	Y
1	4434357.76(40°02'30")	12543382.95(69°30'30")
2	4439422.95(40°05'00")	12592399.93(70°05'00")
3	4447813.37(40°09'30")	12597268.52(70°08'30")

Between the points 1 and 3 the line goes along the state border.
Following fields are excluded from the area: Beshkent-Togap-Tashrabat, Tamchy and Karagachy.

3. Area - *474 km²*
4. Geological Study of Subsoil Program:

Years	Stages	minimum investment
2006	*Geological picturing, reinterpretation of seismic explorations.*	*2945thousand soms*
2007-2008	*Seismic Explorations (2D and 3D)*	*14750 thousand soms*
2009-2010	*Drilling Works*	*14400 thousand soms*

5. Restitution of Areas: Not foreseen.
6. Gratuitous hand over of geological information to the Government.

Years	Type of information handed
2006-09	*Geological information*
2010	*Complete geological Report.*

7. Other Terms: *1. Semi-annual report on carrying-out license terms needs to be presented by July 15 of the current year 2. Reports on carried-out works for the previous year and work program for the next year need to be presented annually, by January 31 3. Other reports need to be presented if detailed drilling and seismic explorations took place. 4. Revegetation needs to be applied to worked-out mountainous areas. 5. All primary geological documents need to be deposited to government archive once explorations have been completed.*

8. **Force majeure:** in accordance with st. 3 of "Subsoil Law"

9. **Licensee**: *The shareholders of JSC "South Petroleum Company" are: "DWM Petroleum AG" of Switzerland, CH-6340, Barr, Banhoftshtrasse, 9 and SC "Kyrgyzneftegaz" of Jalalabat, Kyrgyzstan. Address of JSC "South Petroleum Company" is: Baetov Str. 9-1, Jalalabat. Tel: 4-32-69 (03722).*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations of subsoil usage.**
11. **This License Agreement is valid until :**

April 26, 2010

License Agreement was signed by:

Licensor:	**Licensee:**
Director of	*Director of*
Gov. Geology Agency	*ISC "South Petroleum Company"*
V. Zubkov	**V. Efremova**

Leylek region administration of landuse organization and rights registration
State registration is made with the identification # ______
Address Kulundinskaya, Janijerskaya, Margunskaya and Beshkentskaya villages

1073
«25»__05__2006. Registrar *A Kamidov*

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

for the right to use subsoil
with the purpose of geological study
НГ-101-04

Issued to (full name, number of State registration and OKPO Code of the enterprise)	*Closed Joint Stock Company "South Petroleum Company"* *5330-3303-АО* *23557998*
Name of the object of subsoil use	*Soh area*
Kinds of mineral wealth	*Oil and gas*
Administrative location of the object	*Batken oblast, Kadamjay region*
Term of validity	*until April 29, 2006*

Seal
Licensor:
Director Signature **Sh.M.Murzagaziev**
April 29, 2004

Extended term: *until "26" April 2010*
Licensor: Signature **V.P.Zubkov**

Seal *"26" April 2006*

(The license agreement is an inalienable part of the license)
720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 3, as an essential part of license НГ-101-04

City of Bishkek **April 26, 2006**

This License Agreement has been signed between:
State agency of geology and mineral resources under the Government of the Kyrgyz Republic and JSC "South Petroleum Company» under following terms:
1. All work has to be in compliance with "Geological explorations of Oil and Gas within Soh licensed area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	Y
1	4446493.71(40°08'00")	12677567.01(71°05'00")
2	4455928.78(40°12'30")	12719472.13(71°34'40")
Further along the state border until point No.1		

The following deposits are excluded from the area: North Rishtan, Chaur-Yarkutan, Sarykamysh and Sarytok.

3. Area - *631 km²*

4. Geological Study of Subsoil Program:

Years	Stages	minimum investment
2006	*Geological picturing, reinterpretation of seismic explorations.*	*3245thousand soms*
2007-2008	*Seismic Explorations (2D and 3D)*	*15250 thousand soms*
2009-2010	*Drilling Works*	*14400 thousand soms*

5. Restitution of Areas: Not foreseen.

6. Gratuitous hand over of geological information to the Government.

Years	**Type of information handed**
2006-09	*Geological information*
2010	*Complete geological Report.*

7. Other Terms: *1. Semi-annual report on carrying-out license terms needs to be presented by July 15 of the current year. 2. Reports on carried-out works for the previous year and work program for the next year need to be presented annually, by January 31 3. Other reports need to be presented if detailed drilling and seismic explorations took place. 4. Revegetation needs to be applied to worked-out mountainous areas. 5. All primary geological documents need to be deposited to government archive once explorations have been completed.*

8. **Force majeure:** in accordance with article. 3 of "Subsoil Law"

9. **Licensee**: *The shareholders of JSC "South Petroleum Company" are: "DWM Petroleum AG" of Switzerland, CH-6340, Barr, Banhoftshtrasse, 9 and SC "Kyrgyzneftegaz" of Jalalabat, Kyrgyzstan. Address of JSC "South Petroleum Company" is: Baetov Str. 9-1, Jalalabat. Tel: 4-32-69 (03722).*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations of subsoil usage.**
11. **This License Agreement is valid until :**

April 26, 2010

License Agreement was signed by:

Licensor:
Director of
Gov. Geology Agency

V. Zubkov

Licensee:
Director of
JSC "South Petroleum Company"

V. Efremova

Kadamjay administration of landuse organization and rights registration
State registration is made in registration journal
by # 360
Identification # 8-02-06-0001
Address Akturpak village

«24»__05__2006. Registrar *T. Turgunov*

Batken administration of State registrar
of Kyrgyz Republic
Registration is made by # 1071
Journal registration by # 1
Identification # 8-01-01
Address Batken Region
«24»_______05______2006
Administration Chief_______
Registrar______(signature)

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

for the right to use subsoil
with the purpose of geological study
<u>НГ-102-04</u>

Issued to (full name, number of State registration and OKPO Code of the enterprise)	***Closed Joint Stock Company "South Petroleum Company"*** ***5330-3303-AO*** ***23557998***
Name of the object of subsoil use	***West Soh area***
Kinds of mineral wealth	***Oil and gas***
Administrative location of the object	***Batken oblast, Batken region***
Term of validity	***until April 29, 2006***

Seal
Licensor:
Director Signature **Sh.M.Murzagaziev**
April 29, 2004

Extended term: *until " 26 " April 20 10*
Licensor: Signature **V.P.Zubkov**

" 26 " April 20 06

(The license agreement is an inalienable part of the license)
720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 3, as an essential part of license НГ-102-04

City of Bishkek **April 26, 2006**

This License Agreement has been signed between:
State agency of geology and mineral resources under the Government of the Kyrgyz Republic and JSC "South Petroleum Company» under following terms:
1. All work has to be in compliance with "Geological explorations of Oil and Gas within West Soh licensed area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	Y
1	4442165.34(40°06'00")	12648516.91(70°44'30")
2	4444511.83(40°07'00")	12671926.51(71°01'00")
Further along the state border until point No.1		

3. Area -160 km^2
4. Geological Study of Subsoil Program:

Years	Stages	minimum investment
2006	*Geological picturing, reinterpretation of seismic explorations.*	*845 thousand soms*
2007-2008	*Seismic Explorations (2D and 3D)*	*10000 thousand soms*
2009-2010	*Drilling Works*	*7400 thousand soms*

5. Restitution of Areas: Not foreseen.
6. Gratuitous hand over of geological information to the Government.

Years	Type of information handed
2006-09	*Geological information*
2010	*Complete geological Report.*

7. Other Terms: 1. *Semi-annual report on carrying-out license terms needs to be presented by July 15 of the current year* 2. *Reports on carried-out works for the previous year and work program for the next year need to be presented annually, by January 31* 3. *Other reports need to be presented if detailed drilling and seismic explorations took place.* 4. *Revegetation needs to be applied to worked-out mountainous areas.* 5. *All primary geological documents need to be deposited to government archive once explorations have been completed.*

8. **Force majeure:** in accordance with st. 3 of "Subsoil Law"

9. **Licensee**: *The shareholders of JSC "South Petroleum Company" are: "DWM Petroleum AG" of Switzerland, CH-6340, Barr, Banhoftshtrasse, 9 and SC "Kyrgyzneftegaz" of Jalalabat, Kyrgyzstan. Address of JSC "South Petroleum Company" is: Baetov Str. 9-1, Jalalabat. Tel: 4-32-69 (03722).*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations of subsoil usage.**
11. **This License Agreement is valid until :**

April 26, 2010

License Agreement was signed by:

Licensor:	**Licensee:**
Director of	*Director of*
Gov. Geology Agency	*JSC "South Petroleum Company"*
V. Zubkov	**V. Efremova**

Batken administration of State registrar
of Kyrgyz Republic
Registration is made by # 1072
Journal registration by # 1
Identification # 8-01-01
Address Batken Region
«24»______05______2006
Administration Chief______
Registrar (signature)

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

**for the right to use subsoil
with the purpose of geological study
HT-153-04**

Issued to (full name, number of State registration and OKPO Code of the enterprise)	*Closed Joint Stock Company "South Petroleum Company"* *5330-3303-AO* *23557998*
Name of the object of subsoil use	*Naushkent area*
Kinds of mineral wealth	*Oil and gas*
Administrative location of the object	*Jalalabad oblast, Nooken region*
Term of validity	*Term prolongation*
Extended term:	*until 31 December 2008*

Licensor:

Director (Seal) Signature **V.P.Zubkov**

14 June 2008

(The license agreement is an inalienable part of the license)

720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 3, as an essential part of license HГ-153-04

City of Bishkek **June 14, 2006**

This License Agreement has been signed between:
State agency of geology and mineral resources under the Government of the Kyrgyz Republic and JSC "South Petroleum Company»
***under following terms*:**
1. All work has to be in compliance with "Geological explorations of Oil and Gas within Naushkent licensed area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	y
1	455050	1326800
2	455040	1327190
3	454670	1327180

Further along the state border until point No. 1

3. Area – *41.2 km²*
4. Geological Study of Subsoil Program:

Years	Stages	minimum investment
2006	*Reinterpretation of seismic exploration, cameral works*	*1.3 million soms*
2007-2008	*Seismic Explorations (2D and 3D) Drilling works*	*3.5 million soms*

Restitution of Areas: Not foreseen.
6. Gratuitous hand over of geological information to the Government.

Years	Type of information handed
2006-07	*Geological information*
2008	*Complete geological Report.*

7. Other Terms: 1. *During fulfillment of detailed seismic and drilling works some of the projects that passed through necessary expertise are presented 2. Technical and biological reclamation of passed mountain works. 3. After completion of geological works initial geological documentation is to be submitted into State geology agency archives for keeping custody*

8. Force majeure: in accordance with article. 3 of "Subsoil Law"

9. **Licensee information**: *JSC "South Petroleum Company" is registered by Justice Administration of Jalalabad oblast, GR # 031528 of 27.04.04. Address is: Baetov Str. 9-1, Jalalabat. Tel: 62-67-60, 62-67-81.*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations**

of subsoil usage.

11. **This License Agreement is valid until :**

December 31, 2010

License Agreement was signed by:

Licensor:	**Licensee:**
Director of	*Director of*
Gov. Geology Agency	*JSC "South Petroleum Company"*
V. Zubkov	**V. Efremova**
Signature *Seal*	*Signature* *Seal*

STATE AGENCY OF GEOLOGY
AND MINERAL RESOURCES
UNDER THE GOVERNMENT OF THE KYRGYZ REPUBLIC

LICENSE

for the right to use subsoil
with the purpose of geological study
НГ-154-04

Issued to (full name, number of State registration and OKPO Code of the enterprise)	*Closed Joint Stock Company "South Petroleum Company"* *5330-3303-AO* *23557998*
Name of the object of subsoil use	*Nanay area*
Kinds of mineral wealth	*Oil and gas*
Administrative location of the object	*Jalalabad oblast, Alabuka region*
Term of validity	*Until July 09, 2006*

Seal
Licensor:
Director Signature **Sh. M. Murzagaziev**
July 09, 2004

Extended term: *until "31" December 20 08*
Licensor: Signature **V.P.Zubkov**
Director
Seal *"14" June 20 06*

(The license agreement is an inalienable part of the license)

720739, Bishkek, 2 Erkindik Prospect, tel. 664901, fax 660391

License Agreement # 4, as an essential part of license НГ-154-04

City of Bishkek **June 14, 2006**

This License Agreement has been signed between:
State agency of geology and mineral resources under the Government of the Kyrgyz Republic and JSC "South Petroleum Company»
under following terms:
1. All work has to be in compliance with "Geological explorations of Oil and Gas within Nanay licensed area Project" **that has been examined for subsoil protection, ecological and technical security.**

2. Allocation Positioning:

points	X	Y
1	455930	1267800
2	458750	1268820
3	459670	1269500
4	459600	1271860

Further along the state border until point No.1

3. Area – *999 km²*
4. Geological Study of Subsoil Program:

Years	Stages	minimum investment
2006	*Reinterpretation of seismic exploration, cameral works*	*2.04 million soms*
2007-2008	*Seismic Explorations (2D and 3D) Drilling works*	*5.48 million soms*

Restitution of Areas: Not foreseen.
6. Gratuitous hand over of geological information to the Government.

Years	Type of information handed
2006	*Geological information*
2007-08	*Complete geological Report.*

7. Other Terms: *1. During fulfillment of detailed seismic and drilling works some of the projects that passed through necessary expertise are presented 2. Technical and biological reclamation of passed mountain works. 3. After completion of geological works initial geological documentation is to be submitted into State geology agency archives for keeping custody*

8. Force majeure: in accordance with article. 3 of "Subsoil Law"

9. **Licensee information**: *JSC "South Petroleum Company" is registered by Justice Administration of Jalalabad oblast, GR # 031528 of 27.04.04. Address is: Baetov Str. 9-1, Jalalabat. Tel: 62-67-60, 62-67-81*

10. **The Licensee is obligated to act in accordance with "Subsoil Law", rules and regulations of subsoil usage.**
11. **This License Agreement is valid until :**

December 31, 2008

License Agreement was signed by:

Licensor:
Director of
Gov. Geology Agency

V. Zubkov
Signature *Seal*

Licensee:
Director of
JSC "South Petroleum Company"

V. Efremova
Signature *Seal*

Schedule 4 – Subscription Agreement

Subscription Agreement

DATE

PARTIES

1 **SANTOS LIMITED** ACN 007 550 923 of 91 King William Street, Adelaide SA 5000 ("**Issuer**"); and

2 **DWM PETROLEUM AG** of [ ] ("**Subscriber**").

RECITALS

A The Issuer is a company listed on the ASX.

B Pursuant to the Farmin Agreement, the Subscriber agreed to sell to Santos International Holdings Pty Ltd (a wholly owned subsidiary of the Issuer) a 70% interest in South Petroleum JSC in return for (among other things) the issue of shares in the Issuer with a market value of US$1,000,000.

C The parties are entering into this agreement to set out the terms on which those shares in the Issuer are to be issued to the Subscriber.

OPERATIVE PART

1 Definitions and Interpretation

1.1 Definitions

In this document:

"**Application Form**" means an application form in the form set out in Schedule 2 to this document.

"**ASX**" means Australian Stock Exchange Limited.

"**ASX Listing Rules**" means the Listing Rules of ASX.

"**Business Day**" means a day other than a Saturday, Sunday or public holiday in Adelaide or ***[insert city in which Subscriber's office is located.]***.

"**Corporations Act**" means the Corporations Act 2001 (Commonwealth of Australia).

"**CST**" means Australian Central Standard Time.

"**Farmin Agreement**" means the farmin agreement between the Subscriber and Santos Holdings dated [4/10]2006.

"**Issue Date**" means the date which is 5 Business Days after the day on which the condition in clause 2.1 is satisfied or such earlier date as agreed between the parties.

"**Phase 1 Work Program**" has the meaning assigned to that term in the Farmin Agreement.

"**Santos Holdings**" means Santos International Holdings Pty Ltd.

"**Subscriber Shares**" means that number of fully paid ordinary shares in the Issuer determined pursuant to clause 3.3.

"**US$**" means the currency of the United States of America.

1.2 Interpretation

In this document, unless a contrary intention appears:

(a) words or expressions given meaning in the recitals have the same meaning in the body of this document;

(b) words or expressions importing the singular include the plural and vice versa;

(c) words or expressions denoting individuals include corporations, firms, unincorporated bodies, government authorities and instrumentalities;

(d) a reference to a party includes that party's successors and permitted assigns;

(e) where a word or expression is defined or given meaning, another grammatical form has a corresponding meaning;

(f) any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this document;

(g) a reference to this document or another document includes that document as amended, varied, novated, supplemented or replaced from time to time; and

(h) a reference to legislation or a provision of legislation includes:

 (i) all regulations, orders or instruments issued under the legislation or provision; and

 (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision.

2 Condition Precedent

2.1 Condition

The obligations of the Issuer under this document do not become binding until the fulfilment of the following condition; namely, Santos Holdings not electing to withdraw from the Farmin Agreement within sixty (60) days after the completion of the Phase 1 Work Program.

2.2 Failure to Satisfy

If the condition precedent in clause 2.1 is not satisfied (that is, Santos Holdings elects to withdraw from the Farmin Agreement under clause 5.4 of that agreement) then this document will terminate.

3 Subscriber Shares

3.1 Subscription

On and subject to the terms of this document, the Issuer agrees to issue to the Subscriber, and the Subscriber agrees to subscribe for, the Subscriber Shares.

3.2 No Subscription Moneys Payable

No subscription moneys are payable for the Subscriber Shares.

3.3 Number of Subscriber Shares

The number of fully paid ordinary shares in the Issuer to which the Subscriber will be entitled to be issued under this document will be determined in accordance with the following formula:

A/B

Where:

A is the Australia dollar amount which is equivalent of US$1,000,000 on the date of execution of this Agreement, which amount will be determined by applying the average of the electronic transfer buying and selling rates of exchange amount of Australia and New Zealand Banking Group Limited for United States dollars at or about 11 am CST on the date of execution of this Agreement; and

B is the volume weighted average price of ordinary shares of the Issuer sold on ASX during the 5 day period immediately preceding the date of execution of this Agreement.

3.4 Rights attaching to Subscriber Shares

Each Subscriber Share issued to the Subscriber under this document will:

(a) be credited as fully paid;

(b) rank for dividends and other entitlements equally with all other issued fully paid ordinary shares in the capital of the Issuer as from the Issue Date; and

(c) confer on the Subscriber as the holder of each Subscriber Share the same rights as are conferred by each other issued fully paid ordinary share in the capital of the Issuer on the holder of that issued fully paid ordinary share.

4 Issue of Subscriber Shares

4.1 Issue

The Issuer will issue the Subscription Shares to the Subscriber on the Issue Date.

4.2 Post Issue Date Obligation

As soon as practical following the Issue Date, the Issuer must cause a holding statement to be issued by the Issuer's share registry to the Subscriber.

4.3 Title

Title to and benefit of the Subscriber Shares will pass to the Subscriber on the issue and allotment of the Subscriber Shares.

5 Acknowledgments

The Subscriber:

(a) acknowledges that the Issuer make no representations or warranties, express or implied, to the Subscriber whatsoever regarding the Issuer or the Subscriber Shares;

(b) acknowledges that any shares held by the Subscriber in the Issuer are governed by the constitution of the Issuer and applies to be admitted as a member of the Issuer and agrees from the date of its admission as a member to be bound by and comply with the terms and

conditions of the constitution of the Issuer (as modified from time to time in accordance with its terms) as a member of the Issuer;

(c) acknowledges that the Issuer has not given to it nor will it receive or require a disclosure document to be prepared or lodged under Part 6D of the Corporations Act 2001;

(d) acknowledges that it has relied in every respect on its own independent investigation, enquiries and appraisals in connection with the Issuer; and

(e) undertakes to the Issuer that it does not have the present purpose or intention to sell, offer or invite an offer to sell any Subscriber Shares issued to the Subscriber within a period of 12 months of the date of issue of those shares, and acknowledges that the Issuer has entered into this agreement in reliance of that undertaking .

6 Appointment of Issuer as Attorney

(a) The Subscriber hereby appoints the Issuer as its true and lawful attorney for the Issuer to execute any document to perform or perfect the obligations of any act or thing in connection with the performance of the Subscriber's obligations under this document.

(b) The Issuer may exercise its powers as the Subscriber's attorney even if the Issuer has a conflict of duty in, or has a direct or personal interest in the means or result of, that exercise of powers.

(c) The Subscriber agrees to ratify anything done by the Issuer as the Subscriber's attorney in accordance with this clause and to indemnify the Issuer for any costs, expenses, damages or other amounts the Issuer suffers or incurs in acting as the Subscriber's attorney.

7 Notices

7.1 Notices

A notice or other communication to the Issuer or a Subscriber under or in connection with this agreement must be in writing addressed as follows:

(a) if to the Subscriber, to:

Address:

Facsimile No:

Attention:

(b) if to the Issuer, to:

Address:	91 King William Street ADELAIDE SA 5000
Facsimile No:	(08) 8224 7740
Attention:	Company Secretary

or to such other address or facsimile number as may be notified from time to time by the Issuer or the Subscriber, as the case may be, to the other.

7.2 Method of Communication

A notice or other communication may be given by:

(a) prepaid post (airmail if posted to or from a place outside Australia) or delivery to the address applicable under clause 7.1; or

(b) facsimile to the facsimile number of the recipient applicable under clause 7.1.

7.3 Effective on receipt

Unless a later time is specified in it, a notice, approval, consent or other communication takes effect from the time it is received, except that if it is received after 5.00pm in the place of receipt or on a non-business day in that place, it is to be taken to be received at 9.00am on the next succeeding business day in that place.

7.4 Proof of receipt

Proof of posting of a letter or of dispatch of a facsimile is proof of receipt:

(a) in the case of a letter, on the third (seventh, if outside Australia) day after posting; and

(b) in the case of a facsimile, on receipt by the sender of a successful transmission report, unless the recipient notifies the sender within one business day in the place of receipt that the transmission was not received in its entirety in a legible form.

8 Miscellaneous

8.1 No Waiver

A party waives a right under this document only by written notice that it waives that right. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given.

8.2 Severance

If a provision of this document would, but for this clause, be unenforceable:

(a) the provision will be read down to the extent necessary to avoid that result; and

(b) if the provision cannot be read down to that extent, it will be severed without affecting the validity and enforceability of the remainder of this document.

8.3 About This Document

(a) This document records the entire agreement between the parties as to its subject matter. It supersedes all prior contracts, obligations, representations, conduct and understandings. The agreement recorded in this document is immediately enforceable, subject to its own express terms.

(b) This document may be amended only by written agreement of all parties.

(c) This document may be executed in any number of counterparts, and by the parties in separate counterparts, but is not effective until each party has executed at least one counterpart.

(d) Each counterpart of this document constitutes an original of this document but the counterparts together constitute one and the same instrument.

8.4 Governing Law and Jurisdiction

(a) The laws of South Australia govern this document.

(b) Each party irrevocably submits to the non-exclusive jurisdiction of the courts of South Australia.

(c) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d) Each party irrevocably waives any immunity in respect of its obligations under this document that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

8.5 Relationship of Parties

Nothing in this document is to be treated as creating a partnership or trust and except as specifically provided in this document no party may act as agent of a party or in any way bind another party to any obligation.

8.6 Costs

A party will bear its own costs in relation to the negotiation, preparation and execution of this document and any further document required. However, unless this document otherwise provides, the cost of performing an obligation will be borne by the party concerned.

8.7 Warranty of Authority

Each person who executes this document on behalf of a party under a power of attorney declares and warrants that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

EXECUTED as an agreement

THE COMMON SEAL of DWM PETROLEUM AG was affixed in accordance with its constitution:)

[signature]	[signature]
Signature of Authorised Person	Signature of Authorised Person
CEO & CHAIRMAN	CFO
Office Held	Office Held
HEINZ J. SCHOLZ	PETER-MARK VOGEL
Name of Authorised Person (BLOCK LETTERS)	Name of Authorised Person (BLOCK LETTERS)

SIGNED for and on behalf of **SANTOS INTERNATIONAL OPERATIONS PTY LTD** by its attorney under a Power of Attorney dated 4/10/2006 in the presence of:))))

....

....
Signature of Witness

ALEXANDER BECKER
....
Name of Witness
(BLOCK LETTERS)

Schedule 5 – Directors' Circular Resolution

SOUTH PETROLEUM JSC
("COMPANY")

Circular Resolution of Directors Pursuant to the Company's Constitution

---

The directors of the Company at the time this document is signed are in favour of the following resolutions:

Share Transfer:

> *"That the directors accept the transfer of [ ] fully paid ordinary shares in the Company from DWM Petroleum AG to Santos International Holdings Pty Ltd and to authorise the Company to advise [ ] of the change in members and to update the Company Register accordingly."*

Appointment of Director

> *"That the directors accept the consent of and appoint [ ] as a director [ ] of the Company and to authorise the Company to advise [ ] of the change in office holders and to update the Company Register accordingly."*

Signed by the Directors:

SIGNED by [ ])
)________________________
DATED: / / 2006

SIGNED by [ ])
)________________________
DATED: / / 2006

Schedule 6 – Shareholders' Agreement Principles

Subject always to the requirements of the terms of the Farm-in Agreement and the Petroleum Legislation:

A. Santos International Holdings Pty Ltd (Santos - 70% shareholding), DWM Petroleum AG (DWM -20% shareholding) and Kyrgyzneftegas JSC (KNG-10% shareholding) shall form an incorporated joint venture known as South Petroleum JSC (South Petroleum).

B. DWM shall act as agent/trustee for KNG's interest in South Petroleum and shall exercise all rights and obligations for and on behalf of KNG, including (without limitation) the liability for contributions to the work programme and budget, exercise of voting entitlements and the receipt of dividends. In the event that KNG does not meet its financial obligations with respect to any cash calls relating to any joint venture expenditure (including with respect to exploration, appraisal, pre-development and development expenditure), DWM shall carry and assume the liability for such expenditure on behalf of KNG as if such financial obligation was originally DWM's under the Shareholders' Agreement. In the circumstances where DWM meets KNG's financial obligations, and as part of those arrangements it is agreed between KNG and DWM that DWM will acquire KNG's equity in South Petroleum, Santos agrees not to negotiate or to enter into any transaction for the acquisition by Santos of KNG's interest in South Petroleum.

C. In the event of a commercial discovery, DWM shall assume the liability on behalf of KNG for repayment to Santos of the proportion of the exploration expenditures which were incurred during the Phase 1 Work Period and the Phase 2 Work Period and which correspond to the KNG's carried interest of 10%. This repayment will be from, or will be set off against, dividends paid by South Petroleum to DWM until such liability has been completely discharged and will include a reasonable provision for interest on the initial capital contributed by Santos on behalf of KNG.

D. DWM shall provide Santos with the evidence required by Santos of DWM's authority to act for and on behalf of KNG, including (without limitation) the authority to enter into the Shareholders Agreement.

E. Santos (or related body corporate nominated by Santos) will be named as Operator and shall manage operations in accordance with the terms of the Shareholders Agreement, applicable laws and regulations and in a manner in accordance with good and prudent petroleum industry practices.

F. Subject to paragraph B, each of the parties to the Shareholders Agreement holding greater than a 15% interest shall have a right of last refusal in respect of another party's interest if such other party wishes to transfer any of its interest to a third party or is the subject of a change of control.

G. Save for the unanimous approval matters listed in H below, a minimum percentage vote of 55% is required for approval of action by the Operating Committee.

H. The unanimous approval of the parties is required to:
(i) vary, suspend or extend the terms of any Licence;
(ii) relinquish any blocks under the Licences;
(iii) surrender any Licence;
(iv) renew the Licences, subject to the sole risk provisions;
(v) undertake projects and related budgets for drilling, deepening, side-tracking or testing of exploration or appraisal wells to the extent they exceed the Operating Committee's agreed minimum work programme, subject to the sole risk provisions; and
(vi) amend or terminate the Shareholders Agreement.

I. In the event a project or matter does not receive the unanimous approval of the parties, a party shall be entitled to undertake that project or matter as a sole risk project.

J. The Shareholders Agreement will be governed by the laws of South Australia. Dispute resolution shall be initially by way of senior management negotiations, failing which by Arbitration before 3 arbitrators held in Adelaide, Australia in the English language under ICC Rules.

K. Following the approval of a work program and budget, and subject to completion of Santos' sole-funding obligations, the Operator is entitled to make monthly cash calls during the month prior to the month in which expenditures pursuant to the work programme and budget will be made. Such cash calls will be contributed to South Petroleum as either interest free loans or additional share capital as determined by a majority vote of South Petroleum shareholders.

L. Each party will, where it receives a cash call in excess of US$500,000 within 60 days of receiving such cash call and in all other cases within 21 days of receiving a cash call made pursuant to paragraph K above, provide its Shareholder Interest share of the funds necessary to carry out the minimum work program under the relevant Licence (if any) and expenditure commitments and operations under programs and budgets agreed and approved by the Operating Committee as set forth in the monthly cash call. DWM shall be responsible for contributing KNG's Shareholder Interest share of funds required.

M. If the parties do not approve a program and budget to apply to the period commencing at the completion of Santos' sole-funding obligations, the Operator is authorised, for and on behalf of the parties, to undertake the minimum work commitments for the then current Licence year and to make the minimum expenditures reasonably necessary to maintain the Licence in full force and effect.

N. The parties will bear all funding requirements of South Petroleum, and be entitled to all dividends declared by South Petroleum, in proportion to their respective Shareholding Interests (except in circumstances where a sole risk project is undertaken).

O. Subject to the terms and conditions of the Licences, after the minimum work commitments have been fulfilled under the Licences, each party has the right to withdraw from the Shareholders Agreement before the commencement of the next contract year on the basis that its Shareholder Interest must, unless otherwise agreed by the continuing parties, be assigned proportionately to the continuing parties.

P. Withdrawing and assigning parties remain liable for all obligations and liabilities incurred before the effective date of withdrawal or assignment.

Q. Where a material default has been committed by a party, such party's rights, interest and entitlements will:

(i) be suspended for so long as that party is in default; and

(ii) without prejudice to any to any other rights or remedies available to them, the defaulting party's Shareholder Interest shall be assigned proportionately to the non-defaulting parties in the event of a failure to remedy the default in a reasonable time.

R. The principle of 'Sole Risk' shall be available to the parties for operations other than those required to meet the minimum work obligations under any Licence or as agreed and approved in advance by the Operating Committee and which do not conflict with any joint operations: Specifically:

(i) exploration wells and subsequent operations resulting therefrom (including development) – back in premium of 10 times back in party's share of costs;

(ii) seismic acquisition and subsequent operations resulting therefrom (including development) – back in premium of 10 times back in party's share of costs;

(iii) appraisal wells and subsequent operations resulting therefrom (including development) – back in premium of 7 times back in party's share of costs;

(iv) no right to back in for development.

Sole Risk operations will not be able to be proposed or conducted until the minimum work obligations have been fulfilled.

S. Failure to cast a vote in respect of an Operating Committee decision or resolution will be deemed a vote by that party in favour of the decision.

T. An accounting procedure will be negotiated which shall be based upon the accounting standards and principles generally adopted in the industry.

U. South Petroleum, at the sole cost of Santos, shall undertake all reasonable actions to enable Santos to complete the Phase 1 and Phase 2 Work Programs.

V. Santos' liability for the sole cost of carrying out the Phase 1 and Phase 2 Work Programs shall, to the extent undertaken via South Petroleum, be funded by interest free loans provided by Santos and repayable by Santos forgoing its share of dividends otherwise payable to Santos, or by South Petroleum giving notice to Santos requiring Santos to forgive the debt.

W. During the carrying out of the Phase 1 and Phase 2 Work Programs, Santos will be liable for, and will indemnify South Petroleum from and against, all loss and liability incurred by South Petroleum as a consequence of its wilful misconduct, except that:

(i) Santos will not have any liability to any third party for environmental, consequential, punitive or similar indirect damages sustained as a result of the carrying out of the Phase 1 and Phase 2 Work Programs (but Santos will continue to be indirectly liable for its share of such damages due to it being a shareholder of South Petroleum); and

(ii) Santos will not have liability to South Petroleum in regard to the accuracy of any interpretation made in the course of carrying out the Phase 1 and Phase 2 Work Programs.

X. If Santos directly incurs a liability to a third party in carrying out the Phase 1 and Phase 2 Work Programs then South Petroleum will indemnify Santos for that liability. This indemnity obligation will not apply where the relevant liability:

(i) arises by reason of Santos' wilful misconduct; or

(ii) is in respect of the purchase of materials or the procurement of resources necessary to carry out the Phase 1 and Phase 2 Work Programs.

FARMIN AGREEMENT

SANTOS INTERNATIONAL HOLDINGS PTY LTD

DWM PETROLEUM AG

JOHNSON WINTER & SLATTERY
LAWYERS

211 Victoria Square, Adelaide, SA 5000
GPO Box 2649, Adelaide, SA 5001
Telephone +61 8 8239 7111 • Facsimile +61 8 8239 7100
www.jws.com.au

ADELAIDE • SYDNEY • MELBOURNE

CONTENTS

CONTENTS